                                  RESTATEMENT

                                    of the

                                    BY-LAWS

                                      of

                      SELIGMAN CASH MANAGEMENT FUND, INC.

                      SELIGMAN CASH MANAGEMENT FUND, INC.

                                    BY-LAWS

                                   ARTICLE I.

                            Shareholders' Meetings.

     SECTION 1.  Place of Holding Meetings.  Each meeting of shareholders shall
                 -------------------------
be held at the office of the Corporation in the City of Baltimore, Maryland, or at such other place within the United States as may be fixed by the Board of Directors.

     SECTION 2.  Annual Meetings.  The annual meeting of the shareholders of the
                 ---------------
Corporation shall be held during the 31-day period commencing April 15 of each year on such day and at such hour as may from time to time be designated by the Board of Directors and stated in the notice of such meeting, for the transaction of such business as may properly be brought before the meeting; provided,
                                                                --------
however, that an annual meeting of shareholders shall not be required to be held
-------
in any year in which none of the following is required to be acted on by shareholders pursuant to the Investment Company Act of 1940: election of directors; approval of the investment advisory agreement; ratification of the selection of independent public accountants and approval of a distribution agreement.

     SECTION 3.  Special Meetings.  Special meetings of the shareholders for any
                 ----------------
purpose or purposes may be called by the Chairman of the Board, the President, a majority of the Board of Directors or a majority of the Executive Committee and shall be called by the Secretary upon the written request of the holders of shares entitled to not less than twenty-five percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing such notice of meeting, and upon payment to the Corporation of such costs the Secretary shall give notice stating the purpose or purposes of the meeting, as required in this Article and by law, to all shareholders entitled to notice of such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of shareholders held during the preceding twelve months.

     SECTION 4.  Notice of Shareholders' Meetings.  Not less than ten days nor
                 --------------------------------
more than ninety days before the date of every shareholders' meeting, the Secretary shall give to each shareholder entitled to vote at or to notice of such meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

     SECTION 5.  Quorum.  At any meeting of shareholders, the presence in person
                 ------
or by proxy of such shareholders entitled to cast one-third of the votes thereat shall constitute a quorum. If at any meeting of shareholders there shall be less than a quorum present, the holders of a majority of the shares present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting, except as might have been lawfully transacted had the meeting not been adjourned.

     SECTION 6.  Voting.  A majority of the votes of a class of shares entitled
                 ------
to vote as a separate class (a "Separate Class") or of any classes of shares required to vote s a single class (a "Single Combined Class"), as the case may be, cast at a meeting of shareholders, at which a quorum is present, shall be sufficient to take or authorize action upon any matter affecting such Separate or Single Combined Class which may properly come before the meeting unless more than a majority of the votes cast of such Separate or Singled Combined Class is required by law or by the Articles of Incorporation.

     With respect to all shares having voting rights (a) a shareholder may vote the shares owned of record by him either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact, provided that no proxy shall be valid after eleven months from its date unless otherwise provided in the proxy and (b) in all elections for directors every shareholder shall have the right to vote, in person or by proxy, the shares owned of record by him, for as many persons as there are directors to be elected and for whose election he has a right to vote.

     SECTION 7.  Conduct of Shareholders' Meetings.  Each meeting of
                 ---------------------------------
shareholders shall be presided over by the Chairman of the Board, or if he is not present, by the President or a Vice-President of the Corporation designated by the Chairman of the Board to act as Chairman of the meeting, or if none of the foregoing is present, by a Chairman to be elected at the meeting. The Secretary of the Corporation, or if he is not present, an Assistant Secretary, or if neither is present, a secretary to be named at the meeting, shall act as secretary of the meeting.

                                  ARTICLE II.

                              Board of Directors.

     SECTION 1.  Number; Term.  The business and affairs of the Corporation
                 ------------
shall be managed under the direction of a Board of ten members, but from time to time such number may be increased to not more than twenty or decreased to not less than three, by vote of a majority of the entire Board of Directors, provided that the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board.

     At each annual meeting of shareholders the shareholders shall elect directors to hold office until the next annual meeting or until their successors are elected and qualify, subject to the right of removal granted by law. Directors need not be shareholders.

     SECTION 2.  Vacancies.  Any vacancy occurring in the Board of Directors for
                 ---------
any cause other than by reason of an increase in the number of directors may be filled by the vote of a majority of the remaining directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire board of Directors. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualifies.

     SECTION 3.  Meetings.  Meetings of the Board of Directors, regular or
                 --------
special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine or as shall be specified or filed in the respective notices or waivers of notice thereof.

     Regular meetings of the Board shall be held at such time as the Board may from time to time determine. No notice need be given of regular meetings of the Board.

     Special meetings of the Board may be held at any time upon call of the Chairman of the Board, at the request of the Executive Committee or of a majority of the directors, by the Secretary, by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than two days before such meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, such special meeting. A written waiver of notice, signed by the director entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting, shall be deemed equivalent to the giving of notice to such director.

     At all meetings of the Board, a majority of the entire Board, but not less than two directors, shall constitute a quorum for the transaction of business. If there be less than a quorum present at any meeting of the Board, a majority of those present may adjourn the meeting from time to time.

     The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board unless the concurrence of a greater proportion is required for such action by statute, the Articles of Incorporation or these By-Laws.

     SECTION 4.  Board Operations Committee.  The Board of Directors may appoint
                 --------------------------
those of its members who are not interested persons (as defined in the Investment Company Act of 1940) of the Corporation as a Board Operations Committee, which committee shall have the authority generally to direct the operations of the Board of Directors including (a) the nomination for appointment by the Board from among the members of the Board Operations Committee of the members of the Audit Committee and the Director Nominating Committee, (b) the nomination for appointment by the Board of such other committees, if any, as the Board Operations Committee shall determine, (c) the power of the Board to select legal counsel for the Corporation, (d) the recommendation to the Board of (i) matters to be submitted to the shareholders of the Corporation for consideration and (ii) the recommendations to be made to the shareholders with respect thereto, and (e) control of the agenda for meetings or other action of the Board.

     SECTION 5.  Audit Committee.  The Board of Directors may appoint those of
                 ---------------
its members nominated by the Board Operations Committee for that purpose as an Audit Committee, such committee to be composed of two or more directors. The Audit Committee shall (a) recommend independent public accountants for selection by the Board, (b) review the scope of audit, accounting and financial internal controls and the quality and adequacy of the Corporation accounting staff with the independent public accountants and such other persons as may be deemed appropriate, (c) review reports of the independent public accountants and comment to the Board when warranted, (d) report to the Board at least once each year and at such other times as the committee deems desirable, and (e) be directly available at all times to the independent public accountants and responsible officers of the Corporation for consultation on audit, accounting and related financial matters.

     SECTION 6.  Director Nominating Committee.  The Board of Directors may
                 -----------------------------
appoint those of its members nominated by the Board Operations Committee for that purpose as a Director Nominating Committee, such committee to be composed of two or more directors. The Director Nominating Committee shall recommend to the Board a slate of persons to be nominated for election as directors by the shareholders at each annual meeting of shareholders and a person to be elected to fill any vacancy occurring for any reason in the Board.

     SECTION 7.  Executive Committee.  The Board of Directors may appoint those
                 -------------------
of its members nominated by the Board Operations Committee for that purpose as an Executive Committee, such committee to be composed of two or more directors. In the intervals between meetings of the Board, the

Executive Committee shall have the power of the Board to (a) determine the value of securities and assets owned by the Corporation, (b) elect or appoint officers of the Corporation to serve until the next meeting of the Board and (c) take such action as may be necessary to manage the portfolio security loan business of the Corporation.

     All action by the Executive Committee shall be recorded and reported to the Board at its meeting next succeeding such action.

     SECTION 8.  Other Committees.  The Board of Directors may appoint from
                 ----------------
among its members other committees composed of two or more directors which shall have such powers as may be delegated or authorized by the resolution appointing them.

     SECTION 9.  Committee Procedures.  The Board of Directors may at any time,
                 --------------------
in conformity with the recommendations of the Board Operations Committee, change the members of any committee, fill vacancies or discharge any committee.

     In the absence of any member of any committee, the member or members thereof present at any meeting, whether or not they constitute a quorum, may appoint to act in the place of such absent member a member of the Board who, except in the case of the Executive Committee, is not an interested person (as defined in the Investment Company Act of 1940) of the Corporation.

     Each committee may fix its own rules of procedure and may meet as and when provided by those rules.

     A majority of the members of the Board Operations Committee, and two or more members of any other committee, shall constitute a quorum unless the Board shall otherwise provide.

     Copies of the minutes of all meetings of committees other than the Nominating Committee and the Executive Committee shall be distributed to the Board unless the Board shall otherwise provide.

     SECTION 10.  Telephone Meetings.  Members of the Board of Directors or a
                  ------------------
committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

     SECTION 11.  Action Without a Meeting.  Any action required or permitted to
                  ------------------------
be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     SECTION 12.  Compensation of Directors.  The Board of Directors shall have
                  -------------------------
the authority to fix the compensation of the directors for services in any capacity.

                                  ARTICLE III.

                                   Officers.

     SECTION 1.  Officers.  The executive officers of the Corporation shall be
                 --------
elected by the Board of Directors and shall be a Chairman of the Board, who shall be the chief executive officer of the

Corporation, a President, one or more Vice Precedents, a Secretary and a Treasurer. The Chairman of the Board shall be selected from among the directors. The Board may also appoint such other officers, employees and agents as it may deem appropriate. Any two or more offices, except those of President and Vice President, may be held by the same person but no person shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.

     SECTION 2.  Term.  Officers shall serve for one year and until their
                 ----
successors are elected and shall qualify, but any officer may be removed (except as a director) by action of a majority of the entire Board of Directors whenever, in the judgment of the Board, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

     SECTION 3.  Authority and Duties.  All officers and agents of the
                 --------------------
Corporation shall have such authority and perform such duties in the management of the property and affairs of the Corporation as generally pertain to their respective offices, as well as such authority and duties as may be determined by resolution of the Board of Directors.

     Without limiting the generality of the foregoing and subject to the provisions of the Articles of Incorporation of the Corporation and to the order of the Board of Directors, the Treasurer shall be the chief financial and accounting officer of the Corporation and as such shall receive, or cause to be received, and give, or cause to be given, receipts for all funds and securities paid or delivered to, or for the account of the Corporation; shall cause such funds and securities to be deposited for the account of the Corporation with such custodians as may be designated by the Board of Directors; shall pay or cause to be paid out of the funds of the Corporation all just debts of the Corporation upon their maturity; shall maintain, or cause to be maintained, accurate records of all receipts, disbursements, assets, liabilities and transactions of the Corporation; shall see that adequate audits thereof are regularly made; and shall, when required by the Board of Directors, render accurate statements of the condition of the Corporation.

     SECTION 4.  Compensation of Officers.  The Board of Directors may determine
                 ------------------------
what, if any, compensation shall be paid to officers of the Corporation.

                                  ARTICLE IV.

                                INDEMNIFICATION.

     The Corporation may indemnify any person, made a party to any action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such director or officer is adjudged to have breached his duty to the Corporation as such director or officer. Such indemnification shall in no case include amounts paid in settling or otherwise disposing of a threatened action, or a pending action with or without court approval, or expenses incurred in defending a threatened action, or a pending action which is settled or otherwise disposed of without court approval.

     The Corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

     A person who has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in the first two paragraphs of this Article shall be entitled to indemnification as authorized in such paragraphs. Except as provided in the preceding sentence, any indemnification under such paragraphs, unless ordered by a court, shall be made by the Corporation, only if authorized in the specific case:

               (a) By the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director of officer has met the standard of conduct set forth in the first or second paragraph of this Article, as the case may be, or,

               (b)  If such a quorum is not obtainable with due diligence:

                    (1) By the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standards of conduct set forth in such paragraphs has been met by such director or officer, or

                    (2) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such paragraphs.

     Expenses, including attorneys' fees, incurred in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding if authorized under the preceding sentence, subject to repayment to the Corporation by the person receiving such advancement in case he is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the Corporation exceed the indemnification to which he is entitled.

     Nothing herein shall affect the right of any person to be awarded indemnification, including attorneys' fees, by a court in accordance with law.

     If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the Corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

     To the extent permitted by law, the provisions of this Article shall apply to all alleged or actual causes of action, whenever heretofore or hereafter accrued, asserted against any person designated in the first two paragraphs hereof.

     Indemnification provided for in this Article shall not be deemed exclusive of any other rights to which any person may lawfully be entitled under any By-Law, agreement, vote of shareholders, or otherwise.

     No provision of this Article shall protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE V.

                                 Capital Stock.

     SECTION 1.  Certificates of Stock.  Each shareholder shall be entitled to a
                 ---------------------
certificate or certificates which shall represent and certify the class and the number of whole shares of stock owned by him in the Corporation. Each certificate shall be signed by the Chairman of the Board, President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall be sealed with the corporate seal. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

     SECTION 2.  Lost Certificates.  The Board of Directors may determine the
                 -----------------
conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, destroyed or stolen. It may, in its discretion, require the owner of such certificate to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

     SECTION 3.  Record Dates; Closing of Transfer Books.  The Board of
                 ---------------------------------------
Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date in any case shall be not more than ninety days, and in the case of a meeting of shareholders, not less than ten days, prior to the date of the action that requires such determination.

     SECTION 4.  Stock Ledger.  An original or duplicate stock ledger containing
                 ------------
the names and addresses of all shareholders and the number of shares of each class held by each shareholder, shall be kept by the Secretary at the office of the Corporation in the City of New York, or in Jersey City, New Jersey, or at such other office or agency of the Corporation in the City of New York and Jersey City, as the Board of Directors may from time to time by resolution determine.

                                  ARTICLE VI.

                              Checks, Notes, Etc.

     All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

                                  ARTICLE VII.

                               Books and Records.

     The books of the Corporation other than the original or duplicate stock ledger may be kept at such place or places in or out of the State of Maryland as the Board of Directors may from time to time determine.

                                 ARTICLE VIII.

                                     Seal.

     The Board of Directors shall provide a suitable corporate seal, in such form and bearing such inscriptions as they may determine.

                                  ARTICLE IX.

                                  Fiscal Year.

     The fiscal year of the Corporation shall be the calendar year, subject, however, to change from time to time by the Board of Directors.

                                   ARTICLE X.

                                   Custodian.

     All securities and funds of the Corporation shall be held by one or more custodians each of which shall be a bank or trust company having not less than $2,500,000 aggregate capital, surplus and undivided profits, as shown by its last published report, provided any such custodian can be found ready and willing to act.

     The terms of custody of such securities and funds shall include provisions to the effect that the custodian shall deliver securities owned by the Corporation only (a) upon sales of such securities for the account of the Corporation and receipt by the custodian of payment therefor, (b) when such securities are called, redeemed or retired or otherwise become payable, (c) in exchange for or upon conversion into other securities alone or other securities and cash, whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise, (d) upon conversion of such securities pursuant to their terms into other securities, (e) upon exercise of subscription, purchase or other similar rights represented by such securities,
(f) for the purpose of exchanging interim receipt or temporary securities for definitive securities, (g) for the purpose of redeeming in kind shares of the capital stock of the Corporation, (h) for loans of securities by the Corporation, or (i) for other proper corporate purposes.

     Such terms of custody shall also include provisions to the effect that the custodian shall deliver funds of the Corporation only (a) upon the purchase of securities for the portfolio of the Corporation and the delivery of such securities to the custodian, (b) for the repurchase or redemption of shares of the capital stock of the Corporation, (c) for the payment of dividends, taxes, management or supervisory fees or operating expenses, (d) for payments in connection with the conversion, exchange or surrender of securities owned by the Corporation, (e) for payments in connection with the return of securities loaned by the Corporation or the reduction of cash collateral, or (f) for other proper corporate purposes.

     Upon the resignation or inability of any such custodian to serve, the Corporation shall (a) use its best efforts to obtain a successor custodian, (b) require the funds and securities of the Corporation held by the custodian to be delivered to the successor custodian, and (c) in the event that no successor custodian can be found, submit to the shareholders of the Corporation, before permitting delivery of such funds and securities to anyone other than a successor custodian, the question whether the Corporation shall be dissolved or shall function without a custodian; provided, however, that nothing herein contained shall prevent the termination of any agreement between the Corporation and any such custodian with respect to any class of the Corporation's shares of capital stock (and with respect to the assets and liabilities belonging to such class) by the affirmative vote of the holders of a majority of the outstanding shares of such class or classes (voting as a single class) entitled to vote.

     Such terms of custody shall further provide that, pending appointment of a successor custodian or a vote of the shareholders of the affected class or classes to function without a custodian, a custodian shall not deliver funds and other property of the Corporation to the Corporation, but may deliver them to a bank or trust company of its own selection having not less than $2,500,000 aggregate capital, surplus, and undivided profits, as shown by its last published report, as custodian for the Corporation to be held under terms similar to those under which they were held by the retiring custodian.

     Subject to such rules, regulations and orders as the Securities and Exchange Commission may adopt, the Corporation may authorize or direct a custodian to deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the custodian.

     The Corporation may also have such transfer agents and registrars of the shares of its capital stock as the Board of Directors shall from time to time determine. The Board of Directors may employ and fix the powers, rights, duties, responsibilities, privileges, immunities, and compensation of any such custodian, transfer agent, or registrar, subject however, in the case of any such custodian, to the foregoing provision of this paragraph.

     As used herein, the term "receipt by the custodian of payment" shall include the receipt of (a) a certified or official bank check, (b) an advice that funds have been or will be credited to the account of the custodian at a clearing agency registered under the Securities Exchange Act of 1934, or (c) a bank wire from a correspondent bank of the custodian. As used herein, the term "delivery of such securities to the custodian" shall include the receipt of (a) securities in bearer form or in proper form for transfer, or (b) an advice that securities have been credited to the account of the custodian at a clearing agency registered under the Securities Exchange Act of 1934, or at the Federal Reserve Bank of New York.

     The Corporation may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

                                  ARTICLE XI.

                                  Amendments.

     The Board of Directors is authorized and empowered to make, alter or repeal the By-Laws of the Corporation, in any manner not inconsistent with the laws of the State of Maryland or the Articles of Incorporation of the Corporation.


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